UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2004 (December 14, 2004)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No)
of incorporation)

1099 18th Street, Suite 2300
Denver, Colorado	80202
(Address of principal	(Zip Code)
executive offices)

(303) 293-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former names or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 3.03. Material Modifications to Rights of Security Holders.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Restated Certificate of Incorporation of the Company
Certificate of Elimination of Series A Preferred Stock of the Company
Certificate of Retirement and Elimination of Series B Preferred Stock of the Company
2nd Restated Certificate of Incorporation of the Company
Bylaws of the Company

Item 1.01. Entry Into a Material Definitive Agreement.

     On December 15, 2004, Bill Barrett Corporation (the “Company”, “we” or “us”) entered into a Rights Agreement (the “Rights Agreement”) between the Company and Mellon Investor Services LLC, in connection with the declaration by the Company of a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock, par value $0.001 per share (the “Common Shares”), outstanding on December 15, 2004 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company, at a price of $150 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”). The Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference. The Rights Agent also serves as transfer agent and registrar for the Company.

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or, in the case of a Grandfathered Stockholder or a Second Tier Grandfathered Stockholder (each as defined in the Rights Agreement), respectively, such percentage as is specified in the Rights Agreement, or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or, in the case of a Grandfathered Stockholder or a Second Tier Grandfathered Stockholder, respectively, such percentage as is specified in the Rights Agreement, or more of the outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date or upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the Close of Business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on June 30, 2014 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a quarterly dividend payment of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to an aggregate payment of 1,000 times the aggregate payment made per Common Share. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

     From and after the time any Person becomes an Acquiring Person, if the Rights evidenced by this Right Certificate are or were at any time on or after the earlier of (x) the date of such event and (y) the Distribution Date (as such term is defined in the Rights Agreement) acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

     In the event that, at any time after a Person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its Affiliates and Associates (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. If the Company does not have sufficient Common Shares to satisfy such obligation to issue Common Shares, or if the Board of Directors so elects, the Company shall deliver upon payment of the exercise price of a Right an amount of cash or securities equivalent in value to the Common Shares issuable upon exercise of a Right; provided that, if the Company fails to meet such obligation within 30 days following the date a Person becomes an Acquiring Person, the Company must deliver, upon exercise of a Right but without requiring payment of the exercise price then in effect, Common Shares (to the extent available) and cash equal in value to the difference between the value of the Common Shares otherwise issuable upon the exercise of a Right and the exercise price then in effect. The Board of Directors may extend the 30-day period described above for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional Common Shares to permit the issuance of Common Shares upon the exercise in full of the Rights.

     At any time after any Person becomes an Acquiring Person and prior to the acquisition by any person or group of a majority of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the time any Person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired. However, the Rights generally should not interfere with any merger or other business combination approved by the Board of Directors.

Item 1.02. Termination of a Material Definitive Agreement.

     On December 15, 2004, in connection with the completion of the Company’s underwritten registered initial public offering of its common stock (the “Initial Public Offering”) as more fully described under “Item 8. Other Events” in this Current Report on Form 8-K, the stockholders’ agreement among all of the Company’s stockholders originally entered into on March 28, 2002 terminated pursuant to its terms, except for the provisions concerning the vesting of the common stock issued to management. The stockholders’ agreement contained provisions concerning the appointment of directors, limitations on certain corporate activities, the issuance and transfer of securities, and the vesting of shares of common stock issued to certain members of management in January 2002.

Item 3.03. Material Modifications to Rights of Security Holders.

     See the descriptions set forth under “Item 1.01 Entry into a Material Definitive Agreement” and “Item 2.02 Termination of a Material Definitive Agreement” in this Current Report on Form 8-K, which are incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On December 14, 2004, in anticipation of the closing of the Initial Public Offering, the Company filed a Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) to give effect to a reverse stock split of 1-to-4.658 and to amend or modify other provisions of the Company’s Certificate of Incorporation. Additionally, prior to the completion of the Initial Public Offering, the Company’s board of directors approved and adopted amended and restated Bylaws (the “Restated Bylaws”) effective as of the close of the Initial Public Offering on December 15, 2004. The forms of the Company’s Restated Certificate of Incorporation and Restated Bylaws were previously filed as exhibits to Amendment No. 4 of the Company’s Registration Statement on Form S-1 (File No. 333-114554).

     The Restated Certificate amended and restated in its entirety the Company’s Certificate of Incorporation (the “Superseded Certificate of Incorporation”) in effect prior to the effective time of the Restated Certificate of Incorporation. The Restated Bylaws amended and restated in their entirety the Company’s Bylaws (the “Superseded Bylaws”) in effect immediately prior to the consummation of the Initial Public Offering. The Superseded Certificate of Incorporation and Superseded Bylaws were previously filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-114554). Among other changes made to the Superseded Certificate of Incorporation and the Superseded Bylaws, including changes pertinent to the governance of a public company:

•	the Restated Certificate of Incorporation and Restated Bylaws provide for the division of the Company’s board of directors into three classes, the directors in each class serving for three-year terms, with one class being elected each year by the Company’s stockholders and that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board;

•	the Restated Certificate of Incorporation and Restated Bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by the affirmative vote of a majority of our directors then in office, though less than a quorum;

•	the Restated Certificate of Incorporation and Restated Bylaws provide, in accordance with Delaware General Corporation Law, that the stockholders may remove directors only by a super-majority vote and for cause;

•	the Restated Bylaws provide that special meetings of our stockholders may be called at any time only by the board of directors acting pursuant to a resolution adopted by the board and not the stockholders;

•	the Restated Certificate of Incorporation provides that certain anti-takeover provisions of the Restated Certificate of Incorporation may not be adopted, repealed or amended, in whole or in part, without the approval of at least 80% of the outstanding stock entitled to vote;

•	the Restated Certificate of Incorporation and the Restated Bylaws permit the adoption, amendment or repeal of the Restated Bylaws by the Company’s board of directors or the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of the Company’s common stock;

•	the Restated Bylaws contain advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors;

•	the Restated Certificate of Incorporation and the Restated Bylaws preclude stockholders from initiating or effecting any action by written consent and thereby taking actions opposed by the board; and

•	the Restated Certificate of Incorporation provides that the authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to various limitations imposed by the New York Stock Exchange. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans

     Following the closing of the Initial Public Offering and the corresponding conversion of all the Company’s Series A Preferred Stock and Series B Preferred Stock into the Company’s common stock, the Company filed with the Delaware Secretary of State a Certificate of Elimination of Series A Preferred Stock (the “Certificate of Elimination”) pursuant to Section 151(g) of the Delaware General Corporation Law (the “DGCL”) and a Certificate of Retirement and Elimination of Series B Preferred Stock of the Company (the “Certificate of Retirement”) pursuant to Section 243 of the DGCL, both of which became effective December 15, 2004. The

Certificate of Elimination and Certificate of Retirement eliminated from the Company’s Certificate of Incorporation all matters set forth in the previously filed Certificate of Designation, Preferences and Rights of Series A Preferred Stock and in the previously filed Certificate of Designation, Preferences and Rights of Series B Preferred Stock, respectively, effectively retiring the Series A Preferred Stock and Series B Preferred Stock, of which no shares were outstanding.

     Immediately after the filing of the Certificate of Elimination and the Certificate of Retirement on December 15, 2004, the Company filed with the Delaware Secretary of State a second Restated Certificate of Incorporation (the “Second Restated Certificate of Incorporation”), which removed references to the previously completed reverse stock split and the retired Series A Preferred Stock and Series B Preferred Stock and restated and integrated the Certificate of Incorporation, as amended at the time of filing, but did not further amend or make any substantive changes.

     The Restated Certificate of Incorporation, the Certificate of Elimination, the Certificate of Retirement and the Second Restated Certificate of Incorporation and their filings were each authorized and approved by the Company’s board of directors and stockholders in accordance with the DGCL and are attached as exhibits to this Current Report on Form 8-K.

Item 8.01. Other Events.

     On December 15, 2004, we announced that the initial public offering of our common stock was successfully completed. We sold 14,950,000 shares at a price of $25.00 per share to the public. The number of shares in the sale included 1,950,000 shares pursuant to the exercise of the underwriters’ full over-allotment option. The Company received approximately $347 million, net of expenses.

     Prior to the Initial Public Offering, we agreed with our initial investors that, during the period that the stockholders’ agreement with our initial investors was in effect, options (“Tranche A Options”) to purchase up to 1,180,807 shares may be granted under our Amended and Restated 2002 Stock Option Plan (the “2002 Stock Option Plan”) with an exercise price of $30.28 or more per share. Prior to the consummation of the Initial Public Offering, the initial investors agreed to amend the 2002 Option Plan to allow the decrease of the minimum exercise price for Tranche A Options to the initial public offering price and the holders of all 1,178,235 outstanding Tranche A Options agreed to amend those options so that each option to purchase one share of common stock for $30.28 per share for ten years from the date of grant would become an option to purchase a number of shares of common stock at the initial public offering price of $25.00 for seven years that has an estimated value that is equivalent to the estimated value of the outstanding Tranche A Options. The exact ratio was determined by comparing the relative estimated value of the outstanding Tranche A Options based on the original exercise price and weighted average remaining terms to the estimated value based on the initial public offering price and a seven year term using the Black-Scholes option pricing model.

     Based on the initial offering price of $25.00, the ratio was determined to be 0.926. Upon the closing of the Initial Public Offering, each existing Tranche A Option to purchase one share of common stock at $30.28 per share became an option to purchase 0.926 shares at $25.00 per share for an aggregate of 1,091,032 shares of common stock subject to future issuance upon the exercise of the amended Tranche A Options. In addition, the Tranche A Options now have a term of seven years from the completion of the Initial Public Offering compared to the previous weighted average remaining term of approximately eight years. The vesting schedules for the Tranche A Options did not change. We allowed the amendment of the Tranche A Options because we believed at the time the amendment was approved that, because the exercise price of the Tranche A Options would exceed the initial public offering price, the Tranche A Options would not provide sufficient incentive, and we believe the amendment could provide incentive while not changing the relative estimated value of the options before the amendment and the estimated value of the reduced number of options after the amendment. This amendment was made pursuant to an exemption pursuant to Section 3(a)(9) of the Securities Act of 1933. As a consequence of this amendment, we have changed the accounting for these options from fixed plan accounting to variable plan accounting.

     As described under “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year,” the Restated Certificate of Incorporation and Restated Bylaws provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, stockholders will elect a portion of our board of directors each year. Class I directors’ terms will expire at the annual meeting of stockholders to be held in 2005, Class II directors’ terms will expire at the annual meeting of stockholders to be held in 2006 and Class III directors’ terms will expire at the annual meeting of stockholders to be held in 2007. In connection with and upon the effectiveness of the filing of the Restated Certificate of Incorporation the board of directors of the Company, which currently consists of 10 directors, was reconstituted so that the Class I directors are Messrs. Richard Aube, Henry Cornell and J. Frank Keller, the Class II directors are Messrs. Fredrick J. Barrett, Jeffrey A. Harris and Randy Stein and the Class III directors are Messrs. William J. Barrett, James M. Fitzgibbons, Roger L. Jarvis and Philippe S.E. Schreiber. At each annual meeting of stockholders held after this initial classification, the successors to directors whose terms will then expire will be elected to serve from the time of election until the third annual meeting following election.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
3.1	Restated Certificate of Incorporation of the Company.

3.2	Certificate of Elimination of Series A Preferred Stock of the Company.

3.3	Certificate of Retirement and Elimination of Series B Preferred Stock of the Company.

3.4	Second Restated Certificate of Incorporation of the Company.

3.5	Bylaws of the Company.

4.1	Rights Agreement dated as of December 15, 2004 by and between the Company and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.4 of Amendment No. 1 to the Company’s Registration Statement on Form 8-A (SEC File No. 001-32367) filed with the SEC on December 20, 2004).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2004	BILL BARRETT CORPORATION
	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President–General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Restated Certificate of Incorporation of the Company.

3.2	Certificate of Elimination of Series A Preferred Stock of the Company.

3.3	Certificate of Retirement and Elimination of Series B Preferred Stock of the Company.

3.4	Second Restated Certificate of Incorporation of the Company.

3.5	Bylaws of the Company.

4.1	Rights Agreement dated as of December 15, 2004 by and between the Company and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.4 of Amendment No. 1 to the Company’s Registration Statement on Form 8-A (SEC File No. 001-32367) filed with the SEC on December 20, 2004).